Exhibit 99.1

Hallador Energy Appoints Barbara Sugg, Former CEO of Southwest Power Pool, to Join Board of Directors

TERRE HAUTE, Ind., January 6, 2026 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today announced that its Board of Directors (the “Board”) has appointed Barbara Sugg to the Board, effective January 1, 2026. Ms. Sugg’s appointment follows the resignation of David Hardie from the Board, effective January 1, 2026. With the election of Ms. Sugg, Hallador’s Board remains at six total members, five of whom are independent under the Nasdaq listing standards.

“On behalf of Hallador, I’d like to thank David for his invaluable contributions to the business over his 35-year tenure,” said Brent Bilsland, President and Chief Executive Officer. “At the same time, I’m pleased to welcome Barbara to our Board. Her extensive and visionary leadership experience across power markets, grid operations, and reliability-focused growth will be a strong asset to our team as we work to maximize the value of our generation assets and execute on our long-term strategy of growth.”

Ms. Sugg brings more than three decades of leadership experience in the energy industry, most recently serving as President and Chief Executive Officer of Southwest Power Pool (“SPP”), a Regional Transmission Organization overseeing electric reliability and wholesale markets across a multi-state footprint. During her tenure as CEO, she led an organization of more than 800 employees, and advanced significant regional and interregional transmission initiatives, including securing funding for joint transmission projects totaling approximately $2 billion. Ms. Sugg also spearheaded the reliable integration of more than 10 gigawatts of energy resources and led the expansion of SPP into the western interconnection, making it the first RTO to operate across multiple interconnections.

Prior to becoming CEO of SPP, she served as Senior Vice President of Information Technology and Chief Security Officer, where she oversaw large-scale technology modernization efforts and strengthened cybersecurity and system resilience across critical operations. Ms. Sugg has extensive board and governance experience, including serving as a voting member of the SPP Board of Directors and chairing its Corporate Governance Committee, and currently serves on several civic and nonprofit boards.

Ms. Sugg holds a Bachelor of Science in Computer Science from the University of Louisiana at Lafayette and completed the Advanced Management Program at Harvard Business School.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved.  Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended

December 31, 2024, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at http://www.halladorenergy.com/.

Company Contact

Todd E. Telesz

Chief Financial Officer

TTelesz@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com